Exhibit 10.31

AMENDMENT TO

FIRST CHESTER COUNTY CORPORATION

EXECUTIVE INCENTIVE PLAN

Pursuant to the authority reserved to the Board of Directors of First Chester County Corporation under Section 7.1 of the First Chester County Corporation Executive Incentive Plan (the “Plan”), the Plan is hereby amended as of this 10th day of December, 2008 as follows:

FIRST AND ONLY CHANGE

The Plan is hereby amended to add the following new Article 8 to the end thereof:

“ARTICLE VIII—Limitations and Restrictions

8.1           Notwithstanding any provision of this Plan to the contrary, in the event that the Corporation or any of its subsidiaries participates in the Capital Purchase Program established by the U. S. Treasury pursuant to the Emergency Economic Stabilization Act of 2008 (the “CPP”), the benefits and payments otherwise due a Participant under this Plan shall be restricted, modified or eliminated as is necessary to satisfy the requirements of 31 CFR Part 30 or such other guidance or regulations promulgated by the U. S. Treasury under the CPP (“CPP Regulations”), including but not limited to the limitations and restrictions described in Section 8.2 an 8.3.

8.2           If a Participant is or becomes a “senior executive officer”(SEO) , within the meaning of the CPP Regulations, during the period that the U. S. Treasury holds an equity or debt position of the Corporation or any subsidiary thereof acquired under the CPP, the present value of all benefits and payments otherwise due the Participant under the Plan and all other compensation arrangements with the Corporation on account of Executive’s “applicable severance from employment,” as defined under the CPP Regulations, shall be limited to 2.99 times the Participant’s “base amount,” as defined under the CPP Regulations.

8.3           If a Participant is or becomes an SEO, any payments made to the Participant under this Plan during the period the U. S. Treasury holds an equity or debt position of the Corporation or any subsidiary thereof acquired under the CPP, shall be subject to recovery by the Corporation and its subsidiaries at anytime to the extent such payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric.”

IN WITNESS WHEREOF, this Amendment is executed on behalf of the Corporation as of the day and year first written above.

FIRST CHESTER COUNTY CORPORATION

By:	/s/ John A. Featherman, III
John A. Featherman, III, Chairman and Chief Executive Officer